Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements:
1.
No. 333-240131 on Form S-8

2.
No. 333-237611 on Form S-8

3.
No. 333-233603 on Form S-8

4.
No. 333-233601 on Form S-3

of our report dated March 30, 2021, relating to the consolidated financial statements of Aridis Pharmaceuticals, Inc. (which report includes an explanatory paragraph relating to the to the uncertainty of the Company’s ability to continue as a going concern), included in this Annual Report on Form 10-K for the year ended December 31, 2020.
/s/ Mayer Hoffman McCann P.C.
San Diego, California
March 30, 2021